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                                                                 EXHIBIT (a)(20)

                     AMENDMENT NO. 14 TO TRUST INSTRUMENT OF
                                ING FUNDS TRUST

              ABOLITION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                           EFFECTIVE: OCTOBER 25, 2004

     THIS AMENDMENT NO. 14 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware statutory trust (the "Trust"), dated July 30, 1998, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on June 3, 2004, with respect to ING High Yield Opportunity Fund, a series of the Trust (the "Fund"), acting pursuant to Article II, Section 2.6 and Article XI, Sections 11.4 and 11.8 of the Trust Instrument. The resolutions serve to abolish the Fund, and the establishment and designation thereof, there being no shares of such series outstanding at the time of its abolition.

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                                 ING FUNDS TRUST

                            SECRETARY'S CERTIFICATE

     I, Huey P. Falgout, Jr., Secretary of ING Funds Trust (the "Trust"), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on June 3, 2004 with regard to the dissolution of series of the Trust:

     RESOLVED, that the Trustees hereby approve the dissolution of the ING High Yield Opportunity Fund, a series of ING Funds Trust; and

     FURTHER RESOLVED, that the appropriate officers of ING Funds Trust, be, and each hereby is, authorized, with the assistance of counsel, to take any and all actions they determine, in their discretion, to be necessary or desirable to carry out the purpose of the foregoing resolution, including, but not limited to, the termination of ING High Yield Opportunity Fund, and to execute and deliver all such documents in the name of, and on behalf of, ING Funds Trust as in their judgment shall be necessary to accomplish the purpose of these resolutions.

                                      /s/ Huey P. Falgout
                                      ----------------------------------------
                                      Huey P. Falgout, Jr., Secretary

Dated: October 25, 2004